Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

June 2, 2026

Curbline Properties Corp.

320 Park Avenue

New York, New York 10022

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Curbline Properties Corp., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the offering and sale from time to time of shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company having a maximum aggregate offering price of up to $400,000,000, in one or more at-the-market offerings, covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

2. The Company’s Prospectus, dated October 1, 2025 (the “Base Prospectus”), as supplemented by a Prospectus Supplement, dated June 2, 2026 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), each in the form in which it was transmitted to the Commission for filing pursuant to Rule 424(b) under the 1933 Act;

3. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Curbline Properties Corp.

June 2, 2026

6. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company, and a duly authorized committee thereof, relating to, among other matters, the authorization of (a) the execution and delivery by the Company of the Sales Agreement, the Master Forward Confirmations and any Forward Confirmation (each as defined below) and (b) the sale and issuance of the Shares and Forward Shares, certified as of the date hereof by an officer of the Company;

7. The ATM Equity Offering Sales Agreement, dated as of June 2, 2026 (the “Sales Agreement”), by and among the Company, Curbline Properties LP, a Delaware limited partnership, and each of Jefferies LLC, BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Nomura Securities International, Inc., StoneX Financial Inc. and Wells Fargo Securities, LLC, as sales agents for the Company (except in the case of Nomura Securities International, Inc. and StoneX Financial Inc.), principals (except in the case of Nomura Securities International, Inc. and StoneX Financial Inc.) and/or forward sellers (except in the case of BTIG, LLC and Capital One Securities, Inc.) (in any such capacity, each an “Agent” and, collectively, the “Agents”), and Jefferies LLC, The Bank of New York Mellon, Bank of America, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc. and StoneX Financial Inc. and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser,” and collectively, the “Forward Purchasers”);

8. The Master Forward Confirmations, each dated June 2, 2026, by and between the Company and one of the Forward Purchasers (a “Master Forward Confirmation”) and the form of Supplemental Confirmation attached to the Master Forward Confirmations as Annex A (the “Form of Supplemental Confirmation” and, any executed and delivered Supplemental Confirmation in the form of the Form Supplemental Confirmation, collectively with the applicable Master Forward Confirmation, a “Forward Confirmation”);

9. A certificate executed by an officer of the Company, dated as of the date hereof; and

10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

Curbline Properties Corp.

June 2, 2026

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Upon the issuance of any Shares and any shares of Common Stock issuable by the Company to any Forward Purchaser pursuant to a Forward Confirmation (the “Forward Shares”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

6. None of the Shares or the Forward Shares will be issued, sold or transferred in violation of the restrictions on ownership and transfer contained in Article VII of the Charter.

7. Each Supplemental Confirmation entered into by and between the Company and any Forward Purchaser in relation to any Forward Shares will not differ in any manner material to this opinion from the Form of Supplemental Confirmation.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance and sale of any Shares by the Company to the Agents pursuant to the Sales Agreement and the issuance and delivery of any Forward Shares by the Company to the Forward Purchasers pursuant to the Sales Agreement and the applicable Forward Confirmations have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered by the Company in accordance with the Resolutions, the Registration Statement, the Sales Agreement and, if applicable, such Forward Confirmations against payment of the consideration set forth therein, the Shares and the Forward Shares will be validly issued, fully paid and nonassessable.

Curbline Properties Corp.

June 2, 2026

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any federal or other state law or the laws of any other jurisdiction. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP